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              COOPERATIVE BANKSHARES, INC. COMPLETES ACQUISTION OF
                       BANK OF JEFFERSON IN SOUTH CAROLINA

      July 5, 2007, Wilmington, NC -- Cooperative Bankshares, Inc. (NASDAQ:
"COOP") announced the completion of the acquisition of Bank of Jefferson.

      Frederick Willetts, III, Cooperative's Chairman, President and Chief Executive Officer, stated: "On July 2, 2007, we completed the acquisition of Bank of Jefferson located in Chesterfield County, South Carolina. We look forward to welcoming Bank of Jefferson's customers to the Cooperative family and offering them expanded banking services. Expansion into South Carolina has long been a strategic goal of ours. This acquisition gives us the opportunity to move into the Grand Strand area also."

      Bank of Jefferson became a wholly owned subsidiary of Cooperative Bankshares, Inc.

      Cooperative Bankshares, Inc. is the parent company of Cooperative Bank in North Carolina and Bank of Jefferson in Chesterfield County, South Carolina. Chartered in 1898, Cooperative Bank provides a full range of financial services through 23 offices in Eastern North Carolina. Chartered in 1946, Bank of Jefferson operates one office in Jefferson, South Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgages through three offices in North Carolina.

This release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding business strategies, intended results and future performance. Forward-looking statements are preceded by such terms as "expects," "believes," "anticipates," "intends," and similar expressions. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this release should be evaluated together with the uncertainties that affect the Company's business, particularly those mentioned under the headings "Forward-looking Statements" and "Item 1A. Risk Factors" in the Company's reports on Form 10-K, Form 10-Q and Form 8-K, which the Company incorporates by reference.

Contact: Frederick Willetts, III 910-343-0181or Fran Teasley 843-658-3444